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                                                                    EXHIBIT 10.1



CONTRACT AGREEMENT ON PROCUREMENT TELKOM-2 SATELLITE
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CONTRACT NAME  :  Procurement of Telkom - 2 Satelite
         NO    :  K.TEL. 191/HK.810/UTA-00/2002
         DATE  :  October 24th 2002


PARTIES        :  1. PT. Telekomunikasi Indonesia Tbk. -> reffered to as Telkom
                     Represented by Kristiono as the President Director and CEO;
                  2. Orbital Sciences Corporation -> reffered to as Contractor
                     Represented by Dr. Ali E. Atia as the President Communication International.


SCOPE OF WORK
1. Telkom has requirement to procure one (1) satellite, hereinafter reffered to as Telkom-2 Satelite;
2.   Telkom require the Contractor to :
     a. store TELKOM-2 Satelite for a certain duration, take the satellite out of storage, proceed with all works for launching, and put the satellite in it's desired orbit;
     b. provide information and service necessary for carrying out positioning and in-orbit performance verification of TELKOM-2 Satelite;
     c. perform the positioning phase of TELKOM-2 Satelite, after it has injected into orbit;
     d. modify and optimize the TELKOM's existing Master Control Station located at Cibinong, for controlling TELKOM-2 Satellite simultaneously with existing satellites namely: Palapa B2R, Palapa B4 and TELKOM-1.


PRICE AND PAYMENT
-    Price
     The total firm fixed price is US$73,000,000, but it inclusive refund provision in amount of US$4,338,292 to any transponder that has reduced communications capabilities below 3dB as agreed and which cannot be corrected by switching to a redundant transponders.
-    Payment
     a. The total amount claims by the Contractor on each invoice shall be paid within thirty (30) calendar days from the date of the original invoice is received by TELKOM;
     b. Payment to Contractor shall be made by electronic transfer, with a reference to the invoice number being paid in the detail section of the payment, to:
          Bank name         : Wells Fargo Bank
          Account name      : Orbital Sciences Corporation
          Account number    : 4950050062
          ABA number        : 121000248


TAX
- All Indonesian taxes, duties, assessment or fees, including tariffs and value added taxes resulting from performance of this contract that are required by present of future laws or regulation in Indonesia shall be paid by TELKOM, except for any temporary imported goods that will not be owned by TELKOM and any taxes and or duties of Contractor's expatriates working in Indonesia shall be borne by Contractor;

- The Contractor shall be responsible for taxes, duties, assessment or fees, including tariffs and value added taxes resulting from performance of this contract that are required by present of future laws or regulation in the USA including any interest or penalties related to such U.S. taxes and U.S. duties;


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CONTRACT AGREEMENT ON PROCUREMENT TELKOM-2 SATELLITE
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LAW-DISPUTES AND ARBITRATION
- This contract shall be governed by and construed in accordance with the laws of England;
- Except for breach of a Party's nondisclosure, confidentiality, or intellectual property obligations, in the event of any dispute, claim, or controversy arising under or related to this agreement, all disputes arising from this contract shall be finally and exclusively settled by arbitration conducted under the Rules of Conciliation and Arbitration of the United Nation Commission of International Trade Law (UNCITRAL Rules) before The London Court of International Arbitration (LCIA), which shall be appointing authority.


WARRANTY
- The Contractor shall submit warranty bond to TELKOM for AMCS in the amount of US$ (10% of AMCS fixed firm price) in the form of unconditional bank guarantee/ Letter of Credit from U.S. affiliated bank in Indonesia, as selected by Contractor, and shall be submit to TELKOM at least 5 business days before starting Warranty Period;
-    This Warranty shall extend until the earlier of:
     a. For the satellite: a period of 365 days from the time the satellite is placed into storage;
     b. For the AMCS: a period of 365 days commencing from Final Acceptance of the satellite or from the time of launch failure, Total Loss or Constructive Total Loss of the satellite.
- The Contractor warrants that all hardware, software and service of the Spacecraft and AMCS supplied hereunder will be free from any defect in material and workmanship and will conform to the relevant specifications and drawings as contained in this contract.


GOVERNMENT AUTHORIZATION AND CONTRACTOR'S GUARANTIES
- Contractor shall use reasonable efforts to obtain Contractor's Government approvals and licenses necessary for export of any Export Licensed Items and Contractor's performance under this contract;
- If after six months from the time contractor submits its application for a U.S. Government authorization for the export of the Satellite, technical data and the AMCS the U.S. Government fails to grant such Authorization subsequent to its grant, TELKOM may, in writing, notify the Contractor of its intention to terminate this Contract.


INSURANCE
- The Contract price shall include in transit insurance for the satellite, Augmented Master Control Station (AMCS) and the other deliverable items that are transported from Contractor facility to the launch site or TELKOM's operation site; and also include insurance for the satellite during manufacturing, shipping and up to the launch Site until such time as risk of loss passes to TELKOM under this Contract. Contractor shall provide TELKOM with certificate of insurance for such coverage;
- The Contractor shall provide all reasonable assistance to TELKOM from Contractor's Dulles, Virginia facility and or another location as agreed to by the Parties, in the event TELKOM decides to obtain launch insurance or in orbit insurance for the satellite, by making available contractor's, by making the Available Contractor personnel to support the technical presentations to insurance companies within the USA and by providing such reasonable documentation and reasonable inspections at Contractor's Dulles, Virginia facility as TELKOM insurance broker and insurance companies shall reasonably require in order to obtain insurance for the Satellite.